Exhibit 4.12

[Investissement Québec Letterhead)

[UNOFFICIAL TRANSLATION]

CONFIDENTIAL

March 24, 2026

Mr. Marco Pasteris

Vice-président Finance

Groupe Birks inc.

2020, Robert-Bourassa Suite 200

Montréal (Québec) H3A 2A5

Subject : Principal Repayment Moratorium and New Repayment Schedule

Modification : 139802

File : D158763

Company : E021661

Sir,

We refer to the loan offer in the maximum amount of $10,000,000 (the “Loan”), issued by Investissement Québec (“IQ”) on June 12, 2020, and accepted by Birks Group Inc. (the “Company”) on July 2, 2020, as subsequently amended, if applicable (the “Offer”). We wish to inform you of the following changes thereto:

MODIFICATIONS	:

IQ grants the Company a 4-month principal repayment moratorium on the Loan, beginning on March 1, 2026, and ending on June 30, 2026. It is understood that the term of the Loan is not extended.

Following this moratorium, the outstanding principal balance of the Loan shall be repayable in one lump-sum payment of $808,549.80 on July 31, 2026.

As a result of these amendments, the Offer is adjusted accordingly.

These amendments shall become effective once the following conditions have been satisfied to IQ’s full satisfaction:

•	Receipt of written confirmation of the renewal of the credit agreement between the Company and Wells Fargo;

•	Receipt, before April 24, 2026, of confirmation from the Business Development Bank of Canada regarding the new terms proposed to the Company for loan No. 179260-01.

It is understood that all other terms and conditions of the Offer remain unchanged.

Please note that a $2,500 amendment fee is required for the implementation of this amendment. This amount will be withdrawn on the last day of the month following receipt of the acceptance of this letter, directly from the Company’s bank account in accordance with the terms of the Offer.

We trust the foregoing meets with your approval. Please indicate your acceptance by returning this document duly signed before April 24, 2026.

Iberville Building 1, 1195, Lavigerie Avenue, Suite 060, Québec (Québec) G1V 4N3 CANADA

Toll-Free : 1 844 474-6367 Fax : 418 528-2063

www.investquebec.com

Business number : E021661 Control number : 139802	Page 2 de 2

Yours truly,

INVESTISSEMENT QUÉBEC

Par :	/s/ Jean-Philippe Landry	Date : 2026-03-24 14:08:07 EDT
Signature

Jean-Philippe Landry
Senior Account Manager, International Specialized Financing
Name of signatory in block letters

Par :	/s/ Hugo Lacroix	Date : 2026-03-24 16:10:17 EDT
Signature

Hugo T. Lacroix
Senior Director, International Specialized Financing
Name of signatory in block letters

J-PL/HTL/cp

COMPANY ACCEPTANCE

Having read the amendments set out herein, we accept them.

GROUPE BIRKS INC.

Par :	/s/ Marco Pasteris (Mar 31, 2026 10:47:05 EDT)	Date :31 mars 2026
Signature
Marco Pasteris
Vice-Président Finance
Name of signatory in block letters